Articles of Conversion
(PURSUANT TO NRS 92A.205)
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Articles of Conversion
(Pursuant to NRS 92A.205)

1. **Name and jurisdiction of organization of constituent entity and resulting entity:**

Fits My Style Inc.
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

AntriaBio, Inc.
Name of resulting entity

Delaware
Jurisdiction

Corporation
Entity type *

2. **A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.**

3. **Location of plan of conversion: (check one)**

☐ The entire plan of conversion is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐ The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

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USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Chief Executive Officer

c/o: 890 Santa Cruz Avenue
Menlo Park, CA 94025

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: January 10, 2013 **Time:** 7:00 am EST

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of *constituent* entity

X [signature] Nickolay Kukeko — Chief Executive Officer — January 3, 2012

Signature **Title** **Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.